                                                            Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 26, 1999 with respect to the financial statements of The Knot, Inc. and our report dated August 18, 1999, with respect to the financial statements of Casenhiser Clothing Company, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-87345) and related Prospectus of The Knot, Inc. dated October 27, 1999.



                                                       /s/ Ernst & Young LLP
                                                       ---------------------
                                                           Ernst & Young LLP

New York, New York
October 27, 1999